                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated August 9, 1996 with respect to the financial statements of Patlex Corporation included in DBT Online, Inc.'s filing on Form 8-K/A-1 dated November 4, 1996, filed with the Securities and Exchange Commission, in this Amendment No. 3 to Registration Statement No. 333-24613 of DBT Online, Inc. on Form S-3.


                                          ERNST & YOUNG LLP
Chicago, Illinois

May 28, 1997